EXHIBIT 1
                            JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: December 9, 1996

LaSALLE/KROSS PARTNERS, LIMITED PARTNERSHIP

By: LaSALLE CAPITAL MANAGEMENT, INC.
      a General Partner


By: /S/ RICHARD J. NELSON
    Richard J. Nelson, President


/S/ RICHARD J. NELSON
Richard J. Nelson


/S/ PETER T. KROSS
Peter T. Kross


/S/ WALLACE D.  RILEY
Wallace D.  Riley